EXHIBIT 10.25

PROMISSORY NOTE

Aspen, Colorado	December 16, 2005	$258,956.40

FOR VALUE RECEIVED, in installments as hereinafter provided, without grace, waiving notice, protest, suit and demand, the undersigned (the "Borrower"), promises to pay to the order of MFPI Partners, LLC, a Delaware limited liability company (the "Payee”), at its address of 320 West Main Street, Aspen, Colorado 81611, the sum of TWO HUNDRED FIFTY EIGHT THOUSAND NINE HUNDRED FIFTY-SIX AND 40/100 DOLLARS ($258,956.40), in legal tender money of the United States, with interest thereon from the date hereof until default or maturity at a per annum rate equal to 12 percent. Interest shall be computed on the basis of a year of 360 days, consisting of 12 months of 30 days each, but to the extent such computation of interest might cause the rate of interest borne by this Note to exceed the Maximum Rate (as hereinafter defined), such interest shall be computed on the basis of a 365 day or 366 day year, as the case maybe.

All past due principal and interest on this Note shall bear interest after maturity (whether by acceleration or otherwise) until paid at an interest rate per annum which, from day to day, shall be equal to the lesser of (i) the Maximum Rate or (ii) the rate of 18 percent per annum.

The principal amount of this Note and all accrued and unpaid interest hereon shall be payable in full on February 21, 2006. The Borrower may prepay all or any part of this Note at anytime without penalty.

It is understood and agreed that failure to pay any amount on this Note when due shall at the election of the Payee mature without notice, demand or presentment, the entire principal balance of this Note then unpaid. If the Payee requires the services of an attorney to enforce the payment of this Note, or if this Note is collected through any law suit, probate, bankruptcy or other judicial proceeding, the Borrower agrees to pay the Payee all court costs, reasonable attorney’s fees and expenses, and other collection costs incurred by the Payee.

The extension of time of payment of any amount due hereon, or this entire Note, at any time or times shall not operate to release the security for this obligation or any person liable hereon in any manner. All makers, signers, guarantors, sureties and endorsee severally waive (to the extent permitted by law) diligence, demand, notice, presentment, notice of intention to accelerate notice of acceleration, protest and notice of dishonor. Failure of the Payee to exercise any right given to it hereunder shall not be deemed laches or a waiver thereof, but any such right shall be exercised by the Payee at any time after default by any person hereon and against any security or person liable hereon.

The Borrower and the Payee intend to conform strictly to the applicable federal or state usury laws now or hereafter in force with respect to this Note.  To such end (i) the aggregate of all interest and other charges constituting interest under such applicable usury laws and contracted for, chargeable or receivable under all documents and instruments now or hereafter executed in connection with this Note shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest that the Payee is authorized to charge the Borrower under such applicable usury laws (the "Maximum Rate"); (ii) if any excess interest is provided for, it shall be deemed a mistake, and the excess shall, at the option of the Payee, either be refunded to the Borrower or credited on the unpaid principal balance of this Note, and this Note shall be automatically reformed to permit for only the collection of interest computed at the Maximum Rate; (iii) in determining the maximum amount of interest that the Payee may charge to the Borrower, all interest shall be amortized, prorated, allocated and spread over the entire term of this Note to the full extent permitted by applicable federal or state law; and (iv) in the event that this Note is prepaid or the maturity is accelerated, unearned interest shall be cancelled and, if theretofore paid, shall at the option of the Payee, either be refunded to the Borrower or credited on the unpaid balance of this Note.

This is the Note referred to in, and is entitled to the rights and benefits of, a Deed of Trust dated as of the date hereof from the Borrower to the Payee, and is entitled to the benefits and terms thereof, each of which are incorporated herein by this reference. Without limiting the foregoing, any breach by the Borrower of any of the terms of the Deed of Trust shall entitle the Payee to mature without notice, demand or presentment, the entire principal balance of this Note then unpaid.

This Note shall be construed in accordance with the applicable laws of the State of Colorado and the laws of the United States of America applicable to transactions the State of Colorado.

EXECUTED the day and year first above written.

CALAIS RESOURCES, INC.

By:     /s/ Thomas S. Hendricks
Thomas S. Hendricks, President

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